Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

ZeroFox Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(8)	2,295,444(9)	$7.00(8)	$16,068,108	0.0000927	$1,489.51

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Other(3)	16,213,430(2)	$11.50(3)	$186,454,445.00	0.0000927	$17,284.33

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Other(5)	118,148,438(4)	$6.07(5)	$717,161,019.00	0.0000927	$66,480.83

Fees Previously Paid	Equity	Warrants to purchase Common Stock	Other(7)	7,588,430(6)	$—(7)	$—(7)	0.0000927	$—(7)

		Total Offering Amounts				$919,683,572		$85,254.67

		Total Fees Previously Paid						$83,765.16

		Total Fee Offsets						—

		Net Fee Due						$1,489.51

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock, par value $0.0001 per share (the “Common Stock”) of ZeroFox Holdings, Inc. (“the “Company”) consisting of (i) 5,450,000 shares of Common Stock that are issuable upon the exercise of 5,450,000 warrants (the “Sponsor Warrants”) originally issued to JAR Sponsor, LLC (the “Sponsor”) in private placements in connection with the initial public offering (the “L&F IPO”) of L&F Acquisition Corp., (ii) 2,138,430 shares of Common Stock that are issuable upon the exercise of 2,138,430 warrants (the “Underwriter Warrants” and, together with the Sponsor Warrants, the “Private Placement Warrants”) originally issued to Jefferies LLC, in private placements in connection with the L&F IPO, and (iii) 8,625,000 shares of Common Stock that are issuable upon the exercise of 8,625,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the L&F IPO.

(3)	Calculated in accordance with Rule 457(g)(1) under the Securities Act, based on the exercise price of the Warrants ($11.50 per share).

(4)

Represents shares of Common Stock to be offered and sold by the selling securityholders named in the prospectus (the “Prospectus”) which forms a part of the registration statement to which this exhibit relates or their permitted transferees (the “Selling Securityholders”) consisting of (i) 87,190,761 shares of Common Stock issued as merger consideration to certain former stockholders of ZeroFox, Inc. and ID Experts Holdings, Inc. in connection with the consummation of the Business Combination (as defined in the Prospectus), (ii) 193,039 shares of Common Stock issued upon the exercise by two of the Company’s executives of options assumed by the Company in connection with the consummation of the Business Combination, (iii) 2,000,000 shares of Common Stock issued by the Company to certain investors in connection with the consummation of the Business Combination in a private placement, (iv) 16,863,708 shares of Common Stock that are issuable upon the conversion of convertible notes issued by the Company to certain investors in connection with the consummation of the Business Combination, (v) 4,312,500 shares of Common Stock originally purchased by the Sponsor in a private placement in connection with the L&F IPO, and (vi) 7,588,430 shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on August 30, 2022, as reported on the Nasdaq Global Market.

(6)	Represents the resale of Private Placement Warrants.

(7)	In accordance with Rule 457(g) under the Securities Act, no separate fee is due for the Private Placement Warrants and the entire fee is allocated to the underlying shares of Common Stock.

(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on September 26, 2022, as reported on the Nasdaq Global Market.

(9)

Represents additional shares of Common Stock to be offered and sold by Selling Securityholders consisting of (i) 2,158,191 shares of Common Stock issued as merger consideration to certain former stockholders of ZeroFox, Inc. and ID Experts Holdings, Inc. in connection with the consummation of the Business Combination (as defined in the Prospectus) and (ii) 137,253 shares of Common Stock issuable upon the exercise of options assumed by the Company in connection with the consummation of the Business Combination.